Exhibit 99.1

ThermoGenesis Announces 1-for-45 Reverse Stock Split

RANCHO CORDOVA, Calif., December 21, 2022 — ThermoGenesis Holdings, Inc. (NASDAQ: THMO) (the “Company”), a market leader in automated cell processing and point-of-care, autologous cell-based therapies, today announced a 1-for-45 reverse stock split of its outstanding common stock, effective at 12:01 a.m. Eastern time on December 22, 2022. Beginning tomorrow, December 22, 2022, the Company’s common stock will trade on a split-adjusted basis.

At the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) held on December 15, 2022, the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock at a ratio within the range of one-for-twenty (1:20) to one-for-fifty (1:50), as determined by the Company’s Board of Directors. On December 15, 2022, the Board of Directors approved a 1-for-45 reverse split, and on December 21, 2022, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect the reverse stock split effective as of December 22, 2022.

The Company’s Board of Directors implemented the reverse stock split with the objective of regaining compliance with the $1.00 minimum bid price requirement of The Nasdaq Capital Market. The Company has until March 6, 2023 to comply with this requirement. To comply with this requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to March 6, 2023.

The Company’s shares of common stock will continue to trade on the NASDAQ under the symbol “THMO.” The new CUSIP number for the Company’s common stock post-reverse stock split is 88362L 209.

Upon the effectiveness of the reverse stock split, every 45 shares of the Company’s issued and outstanding common stock will automatically be converted into one share of common stock. Any fraction of a share of common stock that would be created as a result of the reverse stock split be rounded up to the next whole share.

About ThermoGenesis Holdings, Inc.

ThermoGenesis Holdings, Inc. develops, commercializes, and markets a range of automated technologies for CAR-T and other cell-based therapies. The Company currently markets a full suite of solutions for automated clinical biobanking, point-of-care applications, and automation for immuno-oncology, including its semi-automated, functionally closed CAR-TXpress™ platform, which streamlines the manufacturing process for the emerging CAR-T immunotherapy market. For more information about ThermoGenesis, please visit: www.thermogenesis.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. When used in this press release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company, or its management are intended to identify such forward-looking statements. Actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Readers should be aware of important factors that, in some cases, have affected, and in the future could affect, actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. These factors include without limitation,  the ability to obtain capital and other financing in the amounts and at the times needed to launch new products, market acceptance of new products, the nature and timing of regulatory approvals for both new products and existing products for which the Company proposes new claims, realization of forecasted revenues, expenses and income, initiatives by competitors, price pressures, failure to meet FDA regulated requirements governing the Company’s products and operations (including the potential for product recalls associated with such regulations), risks associated with initiating manufacturing for new products, failure to meet Foreign Corrupt Practice Act regulations, legal proceedings, risks associated with expanding into the Company’s planned CDMO business, uncertainty associated with the COVID-19 pandemic, and other risk factors listed from time to time in the Company’s reports with the Securities and Exchange Commission (“SEC”), including, in particular, those set forth in the Company’s Form 10-K for the year ended December 31, 2021.

Company Contact:
Wendy Samford
916-858-5191
ir@thermogenesis.com

Investor Contact:
Paula Schwartz, Rx Communications
917-322-2216
pschwartz@rxir.com